UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  775-847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2011, Comstock Mining Inc. (the “Company”) announced that Mark A.  Jewett has been elected by the Board of Directors to become the new Chief Accounting Officer of the Company, effective immediately.  Mark has 25 years of public and private financial accounting and reporting experience, including Chief Financial Officer of Epiphany Management Solutions and Chief Accounting Officer of a NASDAQ listed public company, eTrials Worldwide Inc.  He was also employed at Arthur Anderson & Company and Robert Half Management Resources. Mark holds a Bachelors of Science in Accounting and Computer Science from Milligan College and a Masters of Accountancy from East Tennessee State University.  He is a Certified Public Accountant and a Certified Internal Auditor.  Mark is 46 years old.

The Company also appointed Mr. Judd B. Merrill as Controller. Judd has 13 years of financial accounting and reporting experience, most recently as an Assistant Controller at Newmont Mining Corp., the Controller of Fronteer Gold Inc. and the Accounting Manager at Meridian Gold Inc.  Prior thereto, Judd also worked for Deloitte & Touche LLP.  He holds a Bachelor of Science in Accounting from Central Washington University and a Masters of Business Administration from the University of Nevada, Reno and is a Certified Public Accountant. Judd is 40 years old.

The press release announcing the changes to the management of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: December 21, 2011	By:	/s/ Corrado DeGasperis
Corrado DeGasperis
Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release